Exhibit 10.8

SUBSCRIPTION AGREEMENT

TO: The Directors of Aldel Financial II Inc. (the “Company”).

The undersigned hereby subscribes for 5,750,000 Class B ordinary shares (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

We agree to take the Shares subject to the amended and restated memorandum and articles of the Company and we authorize you to enter the following name and address in the shareholders ledger of the Company:

Name:	Aldel Investors II LLC
Address:	Attn: Robert I. Kauffman, Manager
104 S Walnut St. Unit 1A
Itasca, IL 60143
Email: hbaqar@sequoiafin.com

ALDEL INVESTORS II LLC

Signed:	/s/ Robert I. Kauffman
Name:	Robert I. Kauffman
Title:	Manager
Dated:	July 19, 2024
Accepted:

ALDEL FINANCIAL II INC.

Signed:	/s/ Hassan Raza Baqar
Name:	Hassan Raza Baqar
Title:	Chief Financial Officer
Dated:	July 19, 2024